UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54368	26-1574051
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

514-416-4764

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 24, 2018, ROI Land Investments, Ltd. (the “Company”) was notified from its predecessor registered public accounting firm (the “Predecessor Auditor”) that the Company failed to obtain authorization from the Predecessor Auditor to reissue its audit opinion for the Company’s consolidated balance sheet of the Company and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statement of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended (“Precedent Auditor Reporting Period”) in connection with its Form 10-K previously filed on December 29, 2017 and related amendments, namely Amendment No. 1 filed on January 1, 2018 and Amendment No. 2 filed on January 23, 2018.

As a result, the audit opinion provided by the Predecessor Auditor for the Precedent Auditor Reporting Period cannot be relied upon due to the lack of authorization from the Predecessor Auditor.

The Company is seeking to obtain appropriate authorization from the Predecessor Auditor and plans to file a further amendment to the Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018	ROI LAND INVESTMENTS LTD.

	By:	/s/ Martin Scholz
Martin Scholz Chief Executive Officer